NUMBER

H 786

HERSHA

HERSHA HOSPITALITY TRUST

A REAL ESTATE INVESTMENT TRUST ORGANIZED
UNDER THE LAWS OF THE STATE OF MARYLAND

SHARES

PRIORITY CLASS A COMMON SHARES OF BENEFICIAL INTEREST,
$0.01 PAR VALUE PER SHARE

CUSIP 427825 50 0

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

SPECIMEN

This Certifies That

is the owner of

Fully Paid and Non-Assessable Priority Class A Common Shares of Beneficial Interest, $0.01 Par Value per share, of

HERSHA HOSPITALITY TRUST

(the "Trust"), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares evidenced hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

HERSHA HOSPITALITY TRUST CORPORATE SEAL 1998 MARYLAND

SECRETARY

CHIEF EXECUTIVE OFFICER

Countersigned:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
6201 15th Avenue, 2nd Floor
Brooklyn, NY 11219

By ____________________
Transfer Agent and Registrar Authorized Officer

HERSHA HOSPITALITY TRUST

AMERICAN STOCK TRANSFER & TRUST CO.

TRANSFER FEE: AS REQUIRED

The Trust will furnish to any shareholder, on request and without charges, a full statement of the information required by Section 8.203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and (ii) the authority of the Board of Trustees to set the relative rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office.

The Common Shares evidenced by this certificate are subject to restrictions on transfer. Subject to certain further restrictions and except as provided in the Declaration of Trust of the Trust, no Person may (i) Beneficially or Constructively Own Common Shares in excess of 9.9% of the number of outstanding Common Shares of any class or series, (ii) Beneficially or Constructively Own Preferred Shares in excess of 9.9% of the number of outstanding Preferred Shares of any class or series, (iii) Beneficially Own Equity Shares that would result in the Equity Shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (iv) Beneficially Own Equity Shares that would result in the Trust being "closely held" under Section 856(h) of the Internal Revenue Code of 1986, as amended (the "Code"), or (v) Constructively Own Equity Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust's of the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially or Constructively Own Equity Shares in excess of the above limitations must immediately notify the trust in writing. If any restrictions above are violated, the Equity Shares evidenced hereby will be transferred automatically to a Share Trust and shall be designated Shares-in-Trust for the benefit of one or more charitable beneficiaries. In addition, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio. All capitalized terms is this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. Such requests must be made to the Secretary of the Trust at the principal office or to the transfer agent.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________ shares of beneficial interest of the Trust represented by this Certificate and does hereby irrevocably constitute and appoint

______________________ attorney to transfer the said shares on the books of the Trust, with full power of substitution in the premises.

Dated: ______________ 20______,

X______________________

Signature(s) Guaranteed:

X______________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE. IF LOST, STOLEN, OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.